                                                                   EXHIBIT 11.1

                    USLD COMMUNICATIONS CORP. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                   FOR THE YEAR ENDED SEPTEMBER 30,
                                                   --------------------------------
                                                       1997      1996        1995
                                                     -------   --------    -------
Primary
  Earnings:
    Net income (loss) from continuing operations     $ 5,251   $(13,754)   $(2,083)
    Net income from discontinued operations                0     15,161     14,118
                                                     -------   --------    -------
    Net income applicable to common stock            $ 5,251   $  1,407    $12,035
                                                     -------   --------    -------
                                                     -------   --------    -------
  Shares:
    Weighted average number of shares of
     common stock outstanding                         15,555     14,607     13,322
    Weighted average common share equivalents
     applicable to stock options and warrants          1,107        791      1,265
                                                     -------   --------    -------
    Weighted average shares used for computation      16,662     15,398     14,587
                                                     -------   --------    -------
                                                     -------   --------    -------
  Primary earnings per common share:
    Net income (loss) from continuing operations     $  0.32   $  (0.89)   $ (0.14)
    Income from discontinued operations                 0.00       0.98       0.97
                                                     -------   --------    -------
    Net income applicable to common stock            $  0.32   $   0.09    $  0.83
                                                     -------   --------    -------
                                                     -------   --------    -------
Fully Diluted
  Earnings:
    Net income (loss) from continuing operations     $ 5,251   $(13,754)   $(2,083)
    Net income from discontinued operations                0     15,161     14,118
                                                     -------   --------    -------
    Net income applicable to common stock            $ 5,251   $  1,407    $12,035
                                                     -------   --------    -------
                                                     -------   --------    -------
  Shares:
    Weighted average number of shares of
     common stock outstanding                         15,555     14,607     13,322
    Weighted average common share equivalents
     applicable to stock options and warrants          1,201        866      1,295
                                                     -------   --------    -------
    Weighted average shares used for computation      16,756     15,473     14,617
                                                     -------   --------    -------
                                                     -------   --------    -------
  Fully diluted earnings per common share:
    Net income (loss) from continuing operations     $  0.31   $  (0.89)   $ (0.14)
    Net income from discontinued operations             0.00       0.98       0.96
                                                     -------   --------    -------
    Net income applicable to common stock            $  0.31   $   0.09(a) $  0.82(a)
                                                     -------   --------    -------
                                                     -------   --------    -------

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(a)  This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.